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EXHIBIT 23.1

                         Consent of Independent Auditors


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                         Consent of Independent Auditors

                  We consent to the incorporation by reference in the Registration Statements (Form S-8 No's 33-32103 and 33-49466) pertaining to the Robbins & Myers, Inc. Employee Savings Plan of our report dated January 12, 1996, with respect to the financial statements and schedules of the Robbins & Myers, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended August 31, 1995.


                                                     /s/Ernst & Young LLP

February 21, 1996

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